UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 3, 2014

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 3, 2014, Microsoft Corporation (the “Company”) held its 2014 Annual Shareholders Meeting (the “Annual Meeting”). There were 8,255,024,407 shares of common stock entitled to be voted. There were 7,005,292,367 shares voted in person or by proxy. At the Annual Meeting:

(1) The shareholders voted to elect each of the ten (10) nominees for director.

(2) The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

(3) The shareholders voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

(4) The shareholders rejected a non-binding shareholder proposal for the adoption of proxy access.

The Company’s inspector of election certified the following vote tabulations:

Election of directors

	Vote Results	% Votes For	For	Against	Abstain	Broker Non- Votes
William H. Gates III	Re-elected	93.9%	5,606,116,491	365,721,899	2,265,393	1,031,188,584
Maria Klawe	Re-elected	92.6%	5,531,572,830	439,103,380	3,427,573	1,031,188,584
Teri L. List-Stoll	Elected	99.7%	5,955,193,132	15,258,441	3,652,210	1,031,188,584
G. Mason Morfit	Elected	99.7%	5,654,036,396	18,217,262	301,850,125	1,031,188,584
Satya Nadella	Elected	99.5%	5,942,449,976	28,462,079	3,191,728	1,031,188,584
Charles H. Noski	Re-elected	99.4%	5,935,196,762	35,098,514	3,808,507	1,031,188,584
Helmut Panke	Re-elected	97.7%	5,834,406,180	135,861,949	3,835,654	1,031,188,584
Charles W. Scharf	Elected	99.7%	5,954,552,546	15,704,412	3,846,825	1,031,188,584
John W. Stanton	Elected	99.1%	5,914,329,420	56,041,826	3,732,537	1,031,188,584
John W. Thompson	Re-elected	92.1%	5,497,993,411	472,460,503	3,649,869	1,031,188,584

Advisory vote on executive compensation

	Vote Results	% Votes For	For	Against	Abstain	Broker Non- Votes
	Approved	72.6%	4,316,712,740	1,625,320,427	32,070,616	1,031,188,584

Ratification of appointment of independent auditors

	Vote Results	% Votes For	For	Against	Abstain	Broker Non- Votes
	Approved	98.9%	6,919,256,043	77,642,108	8,394,216	0

Shareholder proposal: adoption of proxy access

	Vote Results	% Votes For	For	Against	Abstain	Broker Non- Votes
	Not approved	10.5%	622,160,860	5,319,463,402	32,479,521	1,031,188,584

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: December 4, 2014	/S/ JOHN A. SEETHOFF
John A. Seethoff
Assistant Secretary